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                                                                      EXHIBIT 11

                            RTW, INC. AND SUBSIDIARY
  STATEMENT REGARDING COMPUTATION OF BASIC AND DILUTED INCOME (LOSS) PER SHARE


                                                    1998             1999            2000
                                                 -----------      -----------    -----------

BASIC WEIGHTED AVERAGE SHARES OUTSTANDING         11,926,819       12,290,990     10,854,839

STOCK OPTIONS
  Options at $25.00                                       --               --             --
  Options at $19.33                                       --               --             --
  Options at $16.67                                       --               --             --
  Options at $12.50                                       --               --             --
  Options at $10.75                                       --               --             --
  Options at $ 8.67                                       --               --             --
  Options at $ 7.13                                       --               --             --
  Options at $ 6.75                                       --               --             --
  Options at $ 5.81                                       --            4,361             --
  Options at $ 5.44                                       --               --             --
  Options at $ 5.00                                       --           13,615             --
  Options at $ 4.75                                       --            1,834             --
  Options at $ 4.50                                       --           13,990             --
  Options at $ 4.38                                       --           24,778             --
  Options at $ 2.67                                       --            5,594             --
  Options at $ 2.00                                       --            4,797             --
  Options at $ 0.53                                       --               --             --
                                                 -----------      -----------    -----------

WEIGHTED AVERAGE COMMON AND COMMON
  SHARE EQUIVALENTS OUTSTANDING                   11,926,819       12,359,959     10,854,839
                                                 ===========      ===========    ===========

NET INCOME (LOSS)($000'S)                        $    (7,081)     $     6,167        ($9,708)
                                                 ===========      ===========    ===========

INCOME (LOSS) PER SHARE:
  BASIC INCOME (LOSS) PER SHARE                  $     (0.59)     $      0.50         ($0.89)
                                                 ===========      ===========    ===========
  DILUTED INCOME (LOSS) PER SHARE                $     (0.59)     $      0.50         ($0.89)
                                                 ===========      ===========    ===========